Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 91 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers International Fund, Strategic Advisers Income Opportunities Fund, Strategic Advisers Emerging Markets Fund, Strategic Advisers Fidelity International Fund and Strategic Advisers Small-Mid Cap Fund of our reports dated April 15, 2019; and Strategic Advisers Core Income Fund of our report dated April 16, 2019, relating to the financial statements and financial highlights included in the February 28, 2019 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

PricewaterhouseCoopers LLP Boston, Massachusetts April 22, 2019